UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2015

SORRENTO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36150	33-0344842
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

6042 Cornerstone Ct. West, Suite B

San Diego, CA 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 210-3700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 29, 2015, Mark Durand resigned as a member of the Board of Directors (the “Board”) of Sorrento Therapeutics, Inc. (the “Company”) and was hired as Executive Vice President and Chief Financial Officer of the Company. Mr. Durand entered into an employment agreement with the Company pursuant to which he will receive $345,000 in base salary, an annual target bonus of 35% of base compensation and 120,000 incentive stock options, of which 30,000 vest on April 29, 2016 and 1/48 of the remaining options shall vest following each one month period of service thereafter.

On April 29, 2015, David H. Deming was appointed by the Board as a member of the Board, Chairman of the Audit Committee and a member of the Compensation Committee.

Mr. Deming is a banker with TAG Healthcare Advisors, LLC, a boutique financial advisory firm serving the pharmaceutical, biotech and medical device industries. He has over 35 years of banking experience, of which 27 years were with J. P. Morgan, where he ran the healthcare investment banking group for twelve years. Mr. Deming has broad experience in capital raising, mergers and acquisitions, and strategic advice.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release dated April 30, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 30, 2015

SORRENTO THERAPEUTICS, INC.

By:	/s/ Henry Ji
	Name:	Henry Ji
	Title:	President and Chief Executive Officer